CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and the related notes and the schedules of Torchmark Corporation and subsidiaries (“Torchmark”) and the effectiveness of Torchmark’s internal control over financial reporting dated February 26, 2018, appearing in the Annual Report on Form 10-K of Torchmark for the year ended December 31, 2017.
/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
June 29, 2018